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                                                                    Exhibit 23.1


                        CONSENT OF DELOITTE & TOUCHE LLP



We consent to the use in this Amendment No. 8 to Registration Statement No. 333-43192 of PDF Solutions, Inc. of our report dated January 19, 2001 (July 6, 2001 as to the third paragraph of Note 12), appearing in the Prospectus, which is part of such Registration Statement, and of our report dated January 19, 2001 relating to the financial statement schedule appearing elsewhere in this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

San Jose, California

July 24, 2001